SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            Schedule 14A Information
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|
Check the appropriate box:
                                              |_| Confidential-For Use of the
|X|      Preliminary proxy statement              Commission Only (as
|_|      Definitive proxy statement               permitted by Rule 14a-6(e)(2))
|_|      Definitive additional materials
|_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      Frontline Communications Corporation
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:


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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total Fee Paid:

|_| Fee paid previously with preliminary materials.

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     |_| Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date filed:

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


                      FRONTLINE COMMUNICATIONS CORPORATION
                               One Blue Hill Plaza
                                  P.O. Box 1548
                           Pearl River, New York 10965


                                                               November 19, 1999


Dear Fellow Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of Frontline Communications Corporation which will be held on Monday, December 20, 1999, at 10:00 A.M. at the Hilton Hotel, 500 Veterans Memorial Drive, Pearl River, New York 10965.

     The Notice of Special Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the Special Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Special Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, American Securities Transfer & Trust Company, at 12039 West Alameda Parkway, Lakewood, Colorado 80228, in writing, of the correct address.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                                  Cordially,


                                                  Stephen J. Cole-Hatchard
                                                  Chief Executive Officer

                      FRONTLINE COMMUNICATIONS CORPORATION


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 20, 1999



To the Stockholders of FRONTLINE COMMUNICATIONS CORPORATION:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Frontline Communications Corporation (the "Company") will be held on December 20, 1999 at 10:00 A.M., at the Hilton Hotel, 500 Veterans Memorial Drive, Pearl River, New York 10965, for the following purposes:

     1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the authorized Preferred Stock from 1,000,000 to 2,000,000 shares; and

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on November 9, 1999 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

                                              By Order of the Board of Directors


                                              Stephen J. Cole-Hatchard
                                              Chief Executive Officer

November 19, 1999
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IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

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


                                Preliminary Copy

                                 PROXY STATEMENT

                      FRONTLINE COMMUNICATIONS CORPORATION

                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 20, 1999

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frontline Communications Corporation. (the "Company") for use at a Special Meeting of Stockholders (the "Special Meeting") to be held on Monday, December 20, 1999, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about November 20, 1999.

     Proxies in the accompanying form, duly executed, returned to the management of the Company and not revoked, will be voted at the Special Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Special Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                               One Blue Hill Plaza
                                  P.O. Box 1548
                           Pearl River, New York 10965
                          Telephone No.: (914) 623-8553

                       OUTSTANDING STOCK AND VOTING RIGHTS

Only stockholders of record at the close of business on November 9, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 4,012,551 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Special Meeting.

                                VOTING PROCEDURES

     The proposed amendment to the Company's Certificate of Incorporation to provide for an increase in the authorized class of preferred stock must be adopted by a majority of the shares of Common Stock outstanding as of the Record Date. All other matters to be acted upon at the Special Meeting will be decided by the majority of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Special Meeting, provided a quorum is present. A quorum will be present at the Special Meeting if the holders of a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company or its counsel.

     In accordance with applicable law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same effect as a vote "against " a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter on which the non-vote is indicated. However because of the requirement for an absolute majority of the outstanding Common Stock to approve the proposed amendment to the Certificate of Incorporation, broker non-votes will have the same effect as a vote "against" the proposed amendment to the Certificate of Incorporation.

     Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.


                                   PROPOSAL 1

                   PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE
      OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK

     The Board of Directors has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval of an amendment to the Certificate of Incorporation of the Company which would authorize the issuance of up an additional 1,000,000 shares of its preferred stock.

     The Company currently has authorized the issuance of up to 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). Upon adoption of the amendment, the Board of Directors will, without further action by the stockholders, unless otherwise required by law or any applicable rules of any stock exchange or the Nasdaq Stock Market, Inc. then pertaining to the Company, be authorized to issue an additional 1,000,000 shares or up to a total of 2,000,000 shares of Preferred Stock at such times, for such purposes and for such consideration as it may determine.

     Management believes that the availability of such additional shares of Preferred Stock may prove useful in connection with financing the capital needs of the Company, possible future acquisitions and mergers, employee incentive or compensation plans, or other purposes. The authorization will enable the Company to act promptly if appropriate circumstances arise which require the issuance of such shares. The Company has historically financed its working capital requirements primarily through the issuance of debt and equity securities. The Company anticipates that it may require significant cash infusions to expand its business and continue operations as currently conducted. The Company is currently exploring alternatives to raise additional capital. Such additional financing could consist of additional debt or the issuance of equity securities, including Preferred Stock, or a combination thereof.

     In this regard, the Company has recently entered into a letter of intent with a proposed underwriter with respect to a proposed public offering of convertible Preferred Stock (the "New Securities") in an amount currently estimated to be $15.0 million, exclusive of an over-allotment option affording the underwriter the right to purchase up to an additional 15% of the shares to be offered. The Company expects to pay the underwriter an underwriting discount equal to 8% of the gross proceeds of the offering, a non-accountable expense allowance equal to 3% of the gross proceeds of the offering, and to issue to the underwriter warrants to purchase up to 10% of the New Securities sold in the offering at a purchase price of 120% of the public offering price.

     It is currently anticipated that the New Securities will be sold for cash at a price the Company believes is fair value, and will be convertible into Common Stock. The exact conversion terms, the rate of dividends to be paid on the

     New Securities, the liquidation preferences and voting rights of the holders of the New Securities the number of New Securities to be offered as well as the offering price to the public of the New Securities will be negotiated between the Company and the proposed underwriter. Under certain circumstances, if the Company is unable to proceed with the offering, whether due to its failure to obtain stockholder approval for the additional shares of preferred stock or otherwise, it will be required to pay certain fees and expenses relating to the proposed offering. The proposed terms and conditions of the proposed offering described above are based on the Company's and the proposed underwriter's current expectations as to such offering and may not necessarily be indicative of an actual transaction. Any such proposed public offering will be made only by means of a prospectus constituting part of a Registration Statement filed under the Securities Act of 1933. There can be no assurance that the Company will consummate the proposed offering on the foregoing terms, or at all, or that the terms of the proposed offering of New Securities will not be materially different from the terms discussed above.

     The proposed amendment would authorize the Board of Directors to provide for the issuance, from time to time, of up to an additional 1,000,000 shares of Preferred Stock in addition to the 1,000,000 shares currently authorized. The Board may issue the shares in one or more series and will be authorized to fix the terms of each series. Each series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, in respect of dividends and liquidation, senior to the Common Stock.

     In establishing the terms of a series of Preferred Stock, the Board of Directors would be authorized to set, among other things, the number of shares, the dividend rate and preferences, the cumulative or non-cumulative nature of dividends, the redemption provisions, the sinking fund provisions, the conversion rights, the amounts payable, and preferences, in the event of the voluntary or involuntary liquidation of the Company, and the voting rights in addition to those required by law. Such terms could include provisions prohibiting the payment of Common Stock dividends or purchases by the Company of Common Stock in the event dividends or sinking fund payments on the Preferred Stock were in arrears. In the event of liquidation, the holders of Preferred Stock of each series might be entitled to receive an amount specified for such series by the Board of Directors before any payment could be made to the holders of Common Stock.

     The authorization of new shares of Preferred Stock will not, by itself, have any effect on the rights of the holders of shares of Common Stock. Nonetheless, the issuance of one or more series of Preferred Stock could affect the holders of shares of the Common Stock in a number of respects, including the following: (a) if voting rights are granted to any newly issued series of Preferred Stock, the voting power of the Common Stock will be diluted, (b) the issuance of Preferred Stock may result in a dilution of earnings per share of the Common Stock, (c) dividends payable on any newly issued series of Preferred Stock will reduce the amount of funds available for payment of dividends on the Common Stock, (d) future amendments to the Company's Certificate of Incorporation affecting the Preferred Stock may require approval by the separate vote of the holders of the Preferred Stock or in some cases the holders of shares of one or more series of Preferred Stock (in addition to the approval of the holders of shares of the Common Stock) before action can be taken by the Company, and (e) make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy consent or otherwise.

     The Board of Directors has unanimously determined that the proposed amendment to the Company's Certificate of Incorporation is in the best interest of the Company and its stockholders. The Board of Directors therefore recommends a vote FOR adoption of the proposed amendment to increase the number of authorized shares of Preferred Stock that may be issued form 1,000,000 to 2,000,000 shares. The affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting is required to approve the amendment to the Certificate of Incorporation. Officers and directors of the Company who own of record as of the Record Date approximately 22% of the outstanding Common Stock have indicated their intent to vote FOR the amendment to the Certificate of Incorporation.

Recommendation

     THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION IS IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR ITS APPROVAL.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date based on the information obtained from the persons named below, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's Chief Executive Officer and the other executive officers of the Company whose salary was in excess of $100,000 for the fiscal year ended December 31, 1998, (iii) each director of the Company, and
(iv) all directors and executive officers of the Company as a group:

                                                           Amount and
            Name and                                       Nature of              Percentage of
           Address of                                      Beneficial              Outstanding
        Beneficial Owner(1)                                Ownership(2)           Shares Owned
---------------------------------------                    ------------           -------------
Stephen J. Cole-Hatchard                                    321,000(3)                 7.8
(Chief Executive Officer and Director)

Nicko Feinberg                                              321,000(4)                 7.9
(Vice President and Director)

Michael Olbermann                                           253,000(4)                 6.2
(Chief Operating Officer and Director)

Ronald Shapps (Director)                                    200,000                    5.0

Ronald Signore (Director)                                    67,400(5)                 1.7

Canadian Advantage Limited Partnership                      201,867(6)                 5.0

Aberdeen Avenue LLC                                         201,867(7)                 5.0

All directors and executive officers as a group
(seven persons)                                           1,222,400(6)                28.6

----------

(1) Unless otherwise indicated, the address of each of the persons listed is the address of the Company, One Blue Hill Plaza, P.O. Box 1548, Pearl River, New York 10965.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from the Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes 144,000 shares held by the Cole-Hatchard Family Limited Partnership, of which Mr. Cole-Hatchard is the general partner, and options to purchase 124,000 shares of Common Stock. Does not include 20,000 shares held by Mr. Cole-Hatchard's mother and brother and warrants to purchase 64,000 shares held by Mr. Cole-Hatchard's mother.

(4) Includes 65,000 shares which may be purchased under immediately exercisable options.

(5) Includes (i) warrants to purchase 39,200 shares of Common Stock held by The Rough Group, of which Mr. Signore is a general partner, (ii) 3,200 shares of Common Stock held by The Rough Group and (iii) 25,000 shares which may be purchased under immediately exercisable options.

(6) Includes warrants to purchase 19,857 shares of Common Stock. The address of Canadian Advantage Limited Partnership is c/o Thomson Kernaghan & Co. Ltd, 365 Bay Street, Toronto, Ontario M5H-2V2.

(7) Includes warrants to purchase 19,856 shares of Common Stock. The address of Aberdeen Avenue LLC is c/o Thomson Kernaghan & Co. Ltd, 365 Bay Street, Toronto, Ontario M5H-2V2.

(6) Includes exercisable options to purchase an aggregate of 363,200 shares of Common Stock held by the directors and executive officers as a group.


                                OTHER INFORMATION

     Proxies for the Special Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services..

     The Board is not aware of any other matters, except for those incident to the conduct of the Special Meeting, that are to be presented to shareholders for formal action at the Special Meeting. If, however, any other matters properly come before the Special Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.

                                                        By order of the Board
                                                        of Directors



                                                        Stephen J. Cole-Hatchard
                                                        Chief Executive Officer

November 19, 1999

                                Preliminary Copy

                      Frontline Communications Corporation
                               One Blue Hill Plaza
                                  P.O. Box 1548
                           Pearl River, New York 10965


     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 20, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints STEPHEN J. COLE-HATCHARD and AMY WAGNER-MELE, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of the Stockholders of Frontline Communications Corporation (the "Company") on December 20, 1999, at the Hilton Hotel, 500 Veterans Memorial Drive, Pearl River, New York 10965 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:


1. Approval of Amendment to the Company's Certificate of Incorporation to Increase the Authorized Shares of Preferred Stock.

     |_|  FOR               |_|   AGAINST                      |_|   ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.


DATED: ________________________________, 1999

                                                   Please sign exactly as name
                                                   appears hereon. When shares
                                                   are held by joint tenants,
                                                   both should sign. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such. If a
                                                   corporation, please sign in
                                                   full corporate name by
                                                   President or other authorized
                                                   officer. If a partnership,
                                                   please sign in partnership
                                                   name by authorized person.

                                                   -----------------------------
                                                            Signature

                                                   -----------------------------
                                                     Signature if held jointly


Please mark, sign, date and return this proxy card promptly using the enclosed envelope.